September 17, 2012

Huntington Funding, LLC
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as counsel to Huntington Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-183479) (the “Registration Statement”) filed on August 22, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration by the Company of asset-backed notes (the “Notes”) or asset-backed certificates (the "Certificates") to be issued by various Trusts (as defined below).

This opinion letter is being delivered at your request in accordance with the requirements of Paragraph 29 of Schedule A to the Securities Act and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

The Notes or Certificates shall be issued as set forth in the Registration Statement and any amendment thereto, the prospectus contained therein (the “Prospectus”) and any applicable supplements to the Prospectus (each, a “Prospectus Supplement”) and will be issued in series. Each series of Notes or Certificates will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”) between the Company and an owner trustee (each, an “Owner Trustee”) to be specified in the related Prospectus Supplement. Each series issued by a Trust may include one or more classes of Notes or Certificates. The Notes of any Trust will be issued pursuant to an indenture (each, an “Indenture”) between such Trust and an indenture trustee (each, an “Indenture Trustee”) to be specified in the related Prospectus Supplement and the sale and servicing agreement by and among such Trust, the Company and The Huntington National Bank as servicer (the “Servicer”) (each, a “Sale and Servicing Agreement”).  The Certificates of any Trust will be issued pursuant to a Trust Agreement.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (a) the form of Indenture, (b) the form of  Note, (c) the form of Trust Agreement (and the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (d) the form of Sale and Servicing Agreement, (e) the form of Administration Agreement among the related Trust, The Huntington National Bank, the Owner Trustee and the Indenture Trustee and (f) the form of Asset Purchase Agreement between the Company and the relevant loan seller (collectively, documents (a)–(f) are referred to herein as the “Operative Documents”). We have also examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.  On the basis of the foregoing and on the basis of our examination of the Company’s Certificate of Formation and Limited Liability Company Agreement, as amended, and a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company. As to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to matters of fact, and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and we also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and (other than in respect of the Company) the validity and binding effect thereof on such parties.  We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the laws of the State of Delaware and, solely in connection with the opinion in paragraph (2) below, the laws of the State of New York.  We are not opining on, nor do we assume any responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority. The opinions set forth below are rendered as of the date of this opinion letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing and other matters stated herein and subject to the qualifications, limitations and assumptions set forth below, it is our opinion that:

(1)	The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and

(2)
With respect to the Notes or Certificates of any series issued by any Trust (the “Offered Securities”), when (a) the Trust has been duly formed and in existence, (b) the Registration Statement (including all necessary post-effective amendments) becomes effective under the Securities Act, (c) the principal amount, price, interest rate and other principal terms of such Securities and the forms of such Securities have been duly established and approved by the Company’s Board of Directors, (d) the Operative Documents relating thereto have each been duly authorized, completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (e) the Trust Certificate for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware and remains in full force and effect, (f) the related Indenture or Trust Agreement, as then and theretofore amended or supplemented, is duly qualified under the Trust Indenture Act of 1939, as amended, and (g) such Securities have been duly executed and issued by the related Trust and authenticated by the Indenture Trustee or Owner Trustee, as applicable, and sold by the Trust, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the related Prospectus Supplement, such Securities in a principal amount of up to $1,000,000,000 will be duly authorized and validly issued by the related Trust, and will constitute valid and binding obligations of such Trust, subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion with respect to provisions relating to severability or separability.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to this firm’s name under the heading “Legal Opinions” in the Prospectus.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP